Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Second Quarter 2026 Results

•
GAAP revenue of $1.0 billion, down 1% on both a reported basis and an adjusted basis
•
Consumer Services GAAP revenue grew 4%, or 12% on an adjusted basis
•
Branded Digital GAAP revenue grew 7%, or 6% on an adjusted basis
•
GAAP EPS of $0.24, or adjusted EPS of $0.31

DENVER, July 30, 2026 – The Western Union Company (the “Company” or “Western Union”) (NYSE: WU) today reported second quarter 2026 financial results.

The Company’s second-quarter revenue of $1.0 billion decreased 1% on both a reported and an adjusted basis. The change in adjusted revenue was largely driven by a slowdown in the Americas retail business offset by growth in our Consumer Services and Branded Digital businesses.

“In the second quarter, we did not see the improvement in Americas Retail that we had expected, and the delayed close of our Intermex acquisition pushed out expected synergies, contributing to meaningful margin pressure and lower-than-expected EPS. This difficult operating environment requires us to accelerate cost reductions more forcefully in the second half of the year,” said Devin McGranahan, President and Chief Executive Officer. “With revenue in line with our expectations, we remain focused on our dual-track strategy: accelerating reductions in operating expenses while continuing to invest in the future through our digital products and consumer services businesses.”

Second quarter GAAP EPS was $0.24, down from $0.37 in the prior year period. Adjusted EPS was $0.31 in the second quarter, down from $0.42 in the prior year period. GAAP and Adjusted EPS in the current year period were driven by lower revenues and higher expenses from our Consumer Money Transfer (“CMT”) retail business, lower margins in our Consumer Services business, and higher operating expenses, partially offset by a lower tax rate in the quarter.

Q2 Business Results

•
Consumer Services segment revenue grew 4% on a GAAP basis, or 12% on an adjusted basis compared to the prior year period, driven by higher revenues from our bill payment business and growth in our travel money business.

•
Branded Digital revenue increased 7% on a GAAP basis, and 6% on an adjusted basis, with transaction growth of 25% compared to the prior year period. The Branded Digital business represented 32% and 43% of total CMT revenues and transactions in the second quarter, respectively.
•
CMT segment revenue decreased 2% on a GAAP basis, while transactions grew 3% compared to the prior year period, and on an adjusted basis, revenues declined 3% compared to the prior year period.

Q2 Financial Results

•
GAAP operating margin in the quarter was 13%, compared to 19% in the prior year period, while the adjusted operating margin was 15%, compared to 19% in the prior year period. GAAP and adjusted operating margin in the current year period were impacted by lower revenues and higher expenses from our CMT retail business, lower margins in our Consumer Services business, and higher operating expenses.
•
GAAP effective tax rate was 20%, compared to 24% in the prior year period, while the adjusted tax rate was 14%, compared to 16% in the prior year period. The decrease in GAAP and adjusted effective tax rates was primarily due to discrete expenses in the prior year period.

Business Development

On August 10, 2025, the Company announced an agreement to acquire International Money Express, Inc. (“Intermex”). Western Union remains actively engaged in discussions with regulators, including the New York State Department of Financial Services, to obtain the final regulatory approval. Western Union anticipates closing the transaction as soon as reasonably practicable upon receipt of such approval as well as satisfaction of other customary closing conditions.

2026 Outlook

The Company is updating the financial outlook for full year 2026, which assumes no material changes in macroeconomic conditions, including changes in immigration policies, foreign currencies, Argentina inflation, or any prolonged impact or escalations of the ongoing conflicts in the Middle East.

2026 Outlook[1]
	GAAP	Adjusted
Revenue[2]	3% to 5%	4% to 6%
EPS[3]	NA4	$1.25 to $1.35

1 2026 Outlook modeling assumes Intermex deal closes on September 1st, 2026.

2 Adjusted revenue growth excludes the impact of currency and Argentina inflation in quarters when hyperinflationary (over 50% within a quarter).

3 The GAAP effective tax rate is expected to be 20% to 22% and the adjusted effective tax rate is expected to be 13% to 15%.

4 The Company has not provided a quantitative reconciliation of forecasted adjusted earnings per share to forecasted GAAP earnings per share because the Company cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted earnings per share. These items include but are not limited to: severance and other employee termination costs; acquisition, separation, and integration costs; amortization and impairment of acquisition-related intangible assets; and income taxes associated with these adjustments. The variability of these items could have a significant impact on the Company’s future GAAP financial results.

Non-GAAP Measures

Western Union presents non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency revenues translate revenues denominated in foreign currencies to the United States dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. The Company calculates Argentina inflation as the revenue growth not attributable to either transaction growth or the change in price (revenue divided by principal).

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release. All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Investor and Analyst Conference Call and Presentation

The Company will host a conference call and webcast at 4:30 p.m. ET today.

The webcast and presentation will be available at https://ir.westernunion.com. Registration for the event is required, so please register at least 15 minutes prior to the scheduled start time. A webcast replay will be available shortly after the event.

To listen to the webcast, please visit the Investor Relations section of the Company’s website or use the following link: Webcast Link. Alternatively, participants may join via telephone. In the U.S., dial +1 (719) 359-4580, followed by the meeting ID, which is 974 4233 9241, and the passcode, which is 697572. For participants outside the U.S., dial the country number from the international directory, followed by the meeting ID, which is 974 4233 9241, and the passcode, which is 697572.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “targets,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook,” “projects,” “designed to,” and other similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” “could,” and “might” are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the “Company,” “Western Union,” “we,” “our,” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2025 and in our subsequent filings with the Securities and Exchange Commission. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in economic conditions, trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate; interruptions in migration patterns, slowdown in travel, or other events, such as public health emergencies, any changes arising as a result of policy changes in the United States and/or other key markets, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies, including cryptocurrencies; geopolitical tensions, political conditions, armed conflicts or wars, and related actions, including trade restrictions, tariffs, and government sanctions; deterioration in customer confidence in our business; failure to maintain our agent network and business relationships; our ability to adopt new technology; the development, deployment, and use of AI, machine learning, and automated decision-making technologies in our operations, including risks or unintended outcomes; the failure to realize anticipated financial benefits from mergers, acquisitions and divestitures; decisions to change our business mix; exposure to foreign exchange rates; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; cybersecurity incidents involving any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives; our ability to attract and retain qualified key employees; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations, and industry practices and standards; developments resulting from governmental investigations and consent agreements with, or investigations or enforcement actions by, regulators and other government authorities; liabilities resulting from litigation; failure to comply with regulations and evolving industry standards regarding data privacy; failure to comply with consumer protection laws; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to comply with working capital requirements; changes in accounting standards, rules and interpretations; and other unanticipated events and management’s ability to identify and manage these and other risks. Important factors that could cause Western Union’s or the combined company’s actual results to differ materially from the results referred to in the forward-looking statements in this release include: the possibility that the conditions to the consummation of the proposed acquisition of Intermex (the “Proposed Acquisition”) will not be satisfied on the terms or timeline expected, or at all; failure to obtain, or delays in obtaining, or adverse conditions related to obtaining regulatory approvals sought in connection with the Proposed Acquisition; dependence on key agents and the potential effects of network disruption; the possibility that we may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Proposed Acquisition; continued availability of capital and other changes in capital markets; potential litigation or regulatory actions relating to the Proposed Acquisition, which could result in significant costs of defense, indemnification, and liability; the risk that disruptions from the Proposed Acquisition, such as diverting management’s attention from the ongoing business operations and relationships of Western Union or Intermex, may harm our business, including current plans and operations, the market price of our capital stock, or our operating results; and failure to retain key management.

# # #

About Western Union

The Western Union Company (NYSE: WU) is committed to helping people around the world who aspire to build financial futures for themselves, their loved ones and their communities. Our leading cross-border, cross-currency money movement, payments and digital financial services empower consumers, businesses, financial institutions and governments—across more than 200 countries and territories and nearly 130 currencies—to connect with billions of bank accounts, millions of digital wallets and cards, and a global footprint of hundreds of thousands of retail locations. Our goal is to offer accessible financial services that help people and communities prosper. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Amanda Demarest

media@westernunion.com

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
Revenues	$1,013.2	$1,026.1	(1)%	$1,995.9	$2,009.7	(1)%
Expenses:
Cost of services	676.7	642.8	5%	1,331.6	1,262.0	6%
Selling, general, and administrative	204.4	190.6	7%	409.2	377.6	8%
Total expenses	881.1	833.4	6%	1,740.8	1,639.6	6%
Operating income	132.1	192.7	(31)%	255.1	370.1	(31)%
Other income/(expense):
Interest income	2.2	1.8	23%	4.2	3.5	21%
Interest expense	(39.5)	(36.7)	8%	(75.7)	(69.3)	9%
Other income, net	0.6	1.9	(71)%	1.9	2.7	(33)%
Total other expense, net	(36.7)	(33.0)	12%	(69.6)	(63.1)	10%
Income before income taxes	95.4	159.7	(40)%	185.5	307.0	(40)%
Provision for income taxes	18.7	37.6	(50)%	44.1	61.4	(28)%
Net income	$76.7	$122.1	(37)%	$141.4	$245.6	(42)%
Earnings per share:
Basic	$0.25	$0.37	(32)%	$0.45	$0.74	(39)%
Diluted	$0.24	$0.37	(35)%	$0.45	$0.73	(38)%
Weighted-average shares outstanding:
Basic	312.8	328.9		313.8	333.3
Diluted	313.6	329.6		315.2	334.4

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$919.8	$1,234.4
Settlement assets	3,378.0	3,449.1
Property and equipment, net of accumulated depreciation of $483.7 and $473.5, respectively	91.8	95.0
Goodwill	2,137.9	2,098.5
Other intangible assets, net of accumulated amortization of $652.3 and $584.5, respectively	386.9	356.3
Deferred tax asset, net	201.6	226.2
Other assets	852.6	846.4
Total assets	$7,968.6	$8,305.9
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$407.2	$408.4
Settlement obligations	3,378.0	3,449.1
Income taxes payable	62.7	74.7
Deferred tax liability, net	152.2	153.2
Borrowings	2,697.2	2,877.8
Other liabilities	356.6	384.9
Total liabilities	7,053.9	7,348.1

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 311.8 shares and 315.7 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	3.1	3.2
Capital surplus	1,134.2	1,117.4
Accumulated deficit	(83.8)	(11.5)
Accumulated other comprehensive loss	(138.8)	(151.3)
Total stockholders' equity	914.7	957.8
Total liabilities and stockholders' equity	$7,968.6	$8,305.9

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities
Net income	$141.4	$245.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96.0	82.1
Other non-cash items, net	63.7	84.0
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(43.7)	(23.4)
Accounts payable and accrued liabilities	(3.9)	(30.4)
Income taxes payable	(11.9)	(218.1)
Other liabilities	(27.7)	8.1
Net cash provided by operating activities	213.9	147.9
Cash flows from investing activities
Capital expenditures	(88.2)	(53.4)
Purchases of settlement investments	(57.9)	(189.1)
Proceeds from the sale of settlement investments	8.5	47.4
Maturities of settlement investments	54.3	42.0
Other investing activities	(41.8)	(24.3)
Net cash used in investing activities	(125.1)	(177.4)
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(152.8)	(159.1)
Common stock repurchased	(64.0)	(156.2)
Net (repayments of)/proceeds from commercial paper	(192.2)	255.0
Net proceeds from credit facility borrowings	2.4	38.5
Net proceeds from issuance of borrowings	607.8	—
Principal payments on borrowings	(600.0)	(500.0)
Net change in settlement obligations	28.7	(151.0)
Other financing activities	6.0	(0.1)
Net cash used in financing activities	(364.1)	(672.9)
Net change in cash and cash equivalents, including settlement, and restricted cash	(275.3)	(702.4)
Cash and cash equivalents, including settlement, and restricted cash at beginning of period	1,637.7	2,106.9
Cash and cash equivalents, including settlement, and restricted cash at end of period	$1,362.4	$1,404.5

	June 30,
	2026	2025
Reconciliation of balance sheet cash and cash equivalents to cash flows:
Cash and cash equivalents on balance sheet	$919.8	$1,019.6
Settlement cash and cash equivalents	441.5	380.9
Restricted cash in Other assets	1.1	4.0
Cash and cash equivalents, including settlement, and restricted cash at end of period	$1,362.4	$1,404.5

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions, unless indicated otherwise)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
Revenues:
Consumer Money Transfer	$866.1	$885.0	(2)%	$1,711.5	$1,757.9	(3)%
Consumer Services	147.1	141.1	4%	284.4	251.8	13%
Total consolidated revenues	$1,013.2	$1,026.1	(1)%	$1,995.9	$2,009.7	(1)%
Segment operating income:
Consumer Money Transfer	$125.7	$167.7	(25)%	$236.2	$327.0	(28)%
Consumer Services	23.3	31.6	(26)%	39.5	58.7	(33)%
Total segment operating income	149.0	199.3	(25)%	275.7	385.7	(29)%
Severance costs (a)	(8.9)	(3.5)	(e)	(8.4)	(9.9)	(15)%
Acquisition, separation, and integration costs (b)	(4.8)	(1.4)	(e)	(6.9)	(3.0)	(e)
Amortization of acquisition-related intangible assets (c)	(2.4)	(0.9)	(e)	(3.6)	(1.1)	(e)
Russia termination costs (d)	(0.8)	(0.8)	(9)%	(1.7)	(1.6)	2%
Total consolidated operating income	$132.1	$192.7	(31)%	$255.1	$370.1	(31)%
Segment operating income margin:
Consumer Money Transfer	15%	19%	(4)%	14%	19%	(5)%
Consumer Services	16%	22%	(6)%	14%	23%	(9)%

_________________________________________________

(a)
Represents severance costs not related to acquisition, separation, and integration activities, which have been excluded from the segments as management excludes severance in making operating decisions, including allocating resources to the Company's segments.
(b)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions, and integration costs directly related to the Company’s acquisitions, such as severance and consulting costs.
(c)
Represents the non-cash amortization of acquired intangible assets in connection with recent business acquisitions.
(d)
Represents the costs associated with operating the Company's Russian entity. In 2024, the Company decided to pursue either liquidating or selling its Russian assets. During 2025, the Company signed a definitive sale agreement, as amended, which is subject to regulatory approvals.
(e)
Calculation not meaningful.

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q25	3Q25	4Q25	FY2025	1Q26	2Q26	YTD 2Q26
Consolidated Metrics
Revenues (GAAP) - YoY % change		(4)%	0%	(5)%	(4)%	0%	(1)%	(1)%
Adjusted revenues (non-GAAP) - YoY % change	(a)	(4)%	(2)%	(5)%	(5)%	(1)%	(1)%	(1)%
Operating margin (GAAP)		19%	20%	18%	19%	13%	13%	13%
Adjusted operating margin (non-GAAP)	(b)	19%	20%	20%	20%	13%	15%	14%

Consumer Money Transfer (CMT) Segment Metrics
Revenues (GAAP) - YoY % change		(8)%	(6)%	(7)%	(8)%	(3)%	(2)%	(3)%
Adjusted revenues (non-GAAP) - YoY % change	(g)	(9)%	(7)%	(9)%	(8)%	(6)%	(3)%	(4)%

Transactions (in millions)		71.4	70.6	73.1	285.9	71.1	73.5	144.6
Transactions - YoY % change		(3)%	(3)%	(2)%	(1)%	0%	3%	2%

Cross-border principal, as reported - YoY % change		3%	5%	4%	4%	5%	2%	3%
Cross-border principal (constant currency) - YoY % change	(h)	2%	3%	2%	3%	1%	1%	1%

Operating margin		19%	20%	20%	19%	13%	15%	14%

Branded Digital revenues (GAAP) - YoY % change	(gg)	6%	7%	7%	7%	9%	7%	8%
Branded Digital foreign currency translation and Argentina hyperinflation impact[1]	(j)	0%	(1)%	(1)%	(1)%	(3)%	(1)%	(2)%
Adjusted Branded Digital revenues (non-GAAP) - YoY % change	(gg)	6%	6%	6%	6%	6%	6%	6%
Branded Digital transactions - YoY % change	(gg)	9%	12%	13%	12%	21%	25%	23%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q25	3Q25	4Q25	FY2025	1Q26	2Q26	YTD 2Q26
CMT Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	(11)%	(12)%	(13)%	(11)%	(11)%	(9)%	(10)%
NA region foreign currency translation impact	(j)	0%	0%	0%	1%	1%	1%	1%
Adjusted NA region revenues (non-GAAP)	(aa), (bb)	(11)%	(12)%	(13)%	(10)%	(10)%	(8)%	(9)%
NA region transactions	(aa), (bb)	(6)%	(8)%	(6)%	(6)%	(5)%	(5)%	(5)%

EU & CIS region revenues (GAAP)	(aa), (cc)	7%	8%	6%	6%	5%	0%	2%
EU & CIS region foreign currency translation impact	(j)	(4)%	(5)%	(6)%	(3)%	(7)%	(2)%	(4)%
Adjusted EU & CIS region revenues (non-GAAP)	(aa), (cc)	3%	3%	0%	3%	(2)%	(2)%	(2)%
EU & CIS region transactions	(aa), (cc)	5%	4%	1%	5%	(1)%	(2)%	(1)%

MEASA region revenues (GAAP)	(aa), (dd)	(23)%	(12)%	(14)%	(20)%	1%	13%	7%
MEASA region foreign currency translation impact	(j)	(1)%	(1)%	(1)%	0%	(1)%	(1)%	(1)%
Adjusted MEASA region revenues (non-GAAP)	(aa), (dd)	(24)%	(13)%	(15)%	(20)%	0%	12%	6%
MEASA region transactions	(aa), (dd)	(7)%	3%	2%	1%	22%	44%	32%

LACA region revenues (GAAP)	(aa), (ee)	(13)%	(8)%	(11)%	(11)%	(4)%	(4)%	(4)%
LACA region foreign currency translation and Argentina hyperinflation impact[1]	(j)	3%	0%	(1)%	1%	(3)%	(2)%	(2)%
Adjusted LACA region revenues (non-GAAP)	(aa), (ee)	(10)%	(8)%	(12)%	(10)%	(7)%	(6)%	(6)%
LACA region transactions	(aa), (ee)	(6)%	(7)%	(8)%	(7)%	(8)%	(10)%	(9)%

APAC region revenues (GAAP)	(aa), (ff)	(2)%	(8)%	0%	(4)%	(3)%	(7)%	(5)%
APAC region foreign currency translation impact	(j)	1%	1%	0%	1%	(2)%	0%	(1)%
Adjusted APAC region revenues (non-GAAP)	(aa), (ff)	(1)%	(7)%	0%	(3)%	(5)%	(7)%	(6)%
APAC region transactions	(aa), (ff)	10%	7%	8%	9%	(2)%	1%	0%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q25	3Q25	4Q25	FY2025	1Q26	2Q26	YTD 2Q26
% of CMT Revenue
NA region revenues	(aa), (bb)	39%	37%	37%	38%	35%	36%	36%
EU & CIS region revenues	(aa), (cc)	29%	30%	30%	29%	30%	30%	30%
MEASA region revenues	(aa), (dd)	15%	16%	16%	16%	18%	18%	18%
LACA region revenues	(aa), (ee)	11%	11%	11%	11%	11%	11%	11%
APAC region revenues	(aa), (ff)	6%	6%	6%	6%	6%	5%	5%

Consumer Services (CS)
Revenues (GAAP) - YoY % change		39%	49%	15%	32%	24%	4%	13%
Adjusted revenues (non-GAAP) - YoY % change	(i)	41%	49%	26%	29%	33%	12%	21%
Operating margin		22%	22%	17%	21%	12%	16%	14%

% of Total Company Revenue (GAAP)
Consumer Money Transfer segment revenues		86%	85%	86%	87%	86%	85%	86%
Consumer Services segment revenues		14%	15%	14%	13%	14%	15%	14%

* See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

[1] Beginning with the second quarter of 2025, the Company no longer adjusts for the estimated impact of Argentinian hyperinflation in its non-GAAP revenue results, as inflation in the country has moderated significantly - from over 200% in recent years to less than 50% since the second quarter of 2025.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented within this press release and related tables provide meaningful supplemental information regarding the Company’s results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze operating, profitability, and other financial performance trends in the Company’s underlying business because they provide consistency and comparability to prior periods or eliminate currency volatility, increasing the comparability of the Company's underlying results and trends.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Notes	2Q25	3Q25	4Q25	FY2025	1Q26	2Q26	YTD 2Q26
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,026.1	$1,032.6	$1,008.4	$4,050.7	$982.7	$1,013.2	$1,995.9
	Foreign currency translation and Argentina hyperinflation impact[1]	(j)	(4.0)	(15.1)	(4.1)	(37.6)	(12.7)	2.5	(10.2)
	Revenues, constant currency, net of Argentina hyperinflation[1] (non-GAAP)		$1,022.1	$1,017.5	$1,004.3	$4,013.1	$970.0	$1,015.7	$1,985.7
	Less Iraq revenues (GAAP)	(p)	(4.7)	(2.2)	(2.3)	(15.8)	(6.5)	(10.3)	(16.8)
	Adjusted revenues, excluding Iraq (non-GAAP)		$1,017.4	$1,015.3	$1,002.0	$3,997.3	$963.5	$1,005.4	$1,968.9
	Prior year revenues (GAAP)		$1,066.4	$1,036.0	$1,058.2	$4,209.7	$983.6	$1,026.1	$2,009.7
	Less prior year revenues from Iraq (GAAP)	(p)	(34.3)	(9.5)	(6.6)	(115.3)	(6.6)	(4.7)	(11.3)
	Adjusted prior year revenues, excluding Iraq (non-GAAP)		$1,032.1	$1,026.5	$1,051.6	$4,094.4	$977.0	$1,021.4	$1,998.4
	Revenues (GAAP) - YoY % change		(4)%	0%	(5)%	(4)%	0%	(1)%	(1)%
	Adjusted revenues (non-GAAP) - YoY % change		(4)%	(2)%	(5)%	(5)%	(1)%	(1)%	(1)%
	Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change		(1)%	(1)%	(5)%	(2)%	(1)%	(2)%	(1)%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	2Q25	3Q25	4Q25	FY2025	1Q26	2Q26	YTD 2Q26
	Consolidated Metrics cont.
(b)	Operating income (GAAP)		$192.7	$201.9	$185.3	$757.3	$123.0	$132.1	$255.1
	Acquisition, separation, and integration costs	(l)	1.4	3.0	4.9	10.9	2.1	4.8	6.9
	Amortization of acquisition-related intangible assets	(m)	0.9	1.0	1.3	3.4	1.2	2.4	3.6
	Severance costs/(release)	(q)	3.5	(0.4)	6.3	15.8	(0.5)	8.9	8.4
	Russia termination costs	(n)	0.8	0.7	0.8	3.1	0.9	0.8	1.7
	Adjusted operating income (non-GAAP)		$199.3	$206.2	$198.6	$790.5	$126.7	$149.0	$275.7
	Operating margin (GAAP)		19%	20%	18%	19%	13%	13%	13%
	Adjusted operating margin (non-GAAP)		19%	20%	20%	20%	13%	15%	14%

(c)	Net income (GAAP)		$122.1	$139.6	$114.4	$499.6	$64.7	$76.7	$141.4
	Acquisition, separation, and integration costs	(l)	1.4	3.0	4.9	10.9	2.1	4.8	6.9
	Amortization of acquisition-related intangible assets	(m)	0.9	1.0	1.3	3.4	1.2	2.4	3.6
	Severance costs/(release)	(q)	3.5	(0.4)	6.3	15.8	(0.5)	8.9	8.4
	Russia termination costs and currency remeasurement	(n)	0.6	0.9	0.7	2.4	1.0	0.7	1.7
	IRS settlement	(o)	—	(3.5)	9.4	5.9	—	—	—
	Non-cash tax impacts of international reorganization	(r)	12.0	11.5	10.2	43.2	11.7	6.6	18.3
	Income tax benefit from other adjustments	(l), (m), (n), (q)	(1.6)	(0.9)	(2.5)	(6.6)	(0.7)	(3.7)	(4.4)
	Adjusted net income (non-GAAP)		$138.9	$151.2	$144.7	$574.6	$79.5	$96.4	$175.9

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	2Q25	3Q25	4Q25	FY2025	1Q26	2Q26	YTD 2Q26
	Consolidated Metrics cont.
(d)	Net income (GAAP)		$122.1	$139.6	$114.4	$499.6	$64.7	$76.7	$141.4
	Provision for income taxes		37.6	28.0	36.7	126.1	25.4	18.7	44.1
	Interest income		(1.8)	(2.4)	(2.0)	(7.9)	(2.0)	(2.2)	(4.2)
	Interest expense		36.7	37.0	36.7	143.0	36.2	39.5	75.7
	Depreciation and amortization (not included in amortization of acquisition-related intangible assets)		40.2	41.3	42.0	165.4	45.5	46.9	92.4
	Stock-based compensation expense (not included in severance costs/(release))		11.5	9.9	14.6	46.6	11.3	8.1	19.4
	Other income, net		(1.9)	(0.3)	(0.5)	(3.5)	(1.3)	(0.6)	(1.9)
	Acquisition, separation, and integration costs	(l)	1.4	3.0	4.9	10.9	2.1	4.8	6.9
	Amortization of acquisition-related intangible assets	(m)	0.9	1.0	1.3	3.4	1.2	2.4	3.6
	Severance costs/(release)	(q)	3.5	(0.4)	6.3	15.8	(0.5)	8.9	8.4
	Russia termination costs	(n)	0.8	0.7	0.8	3.1	0.9	0.8	1.7
	Adjusted EBITDA (non-GAAP)	(k)	$251.0	$257.4	$255.2	$1,002.5	$183.5	$204.0	$387.5

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	2Q25	3Q25	4Q25	FY2025	1Q26	2Q26	YTD 2Q26
	Consolidated Metrics cont.
(e)	Effective tax rate (GAAP)		24%	17%	24%	20%	28%	20%	24%
	IRS settlement	(o)	0%	2%	(6)%	(1)%	0%	0%	0%
	Non-cash tax impacts of international reorganization	(r)	(8)%	(7)%	(7)%	(7)%	(13)%	(7)%	(10)%
	Other adjustments	(l), (m), (n), (q)	0%	0%	1%	1%	0%	1%	1%
	Adjusted effective tax rate (non-GAAP)		16%	12%	12%	13%	15%	14%	15%

(f)	Diluted earnings per share (GAAP) ($- dollars)		$0.37	$0.43	$0.36	$1.52	$0.20	$0.24	$0.45
	Pretax impacts from the following:
	Acquisition, separation, and integration costs	(l)	—	0.01	0.02	0.03	0.01	0.02	0.02
	Amortization of acquisition-related intangible assets	(m)	—	—	—	0.01	—	0.01	0.01
	Severance costs	(q)	0.01	—	0.02	0.05	—	0.03	0.03
	Russia termination costs and currency remeasurement	(n)	—	—	—	0.01	—	—	0.01
	Income tax expense/(benefit) impacts from the following:
	IRS settlement	(o)	—	(0.01)	0.03	0.02	—	—	—
	Non-cash tax impacts of international reorganization	(r)	0.04	0.04	0.03	0.13	0.04	0.02	0.06
	Other adjustments	(l), (m), (n), (q)	—	—	(0.01)	(0.02)	—	(0.01)	(0.02)
	Adjusted diluted earnings per share (non-GAAP) ($- dollars)		$0.42	$0.47	$0.45	$1.75	$0.25	$0.31	$0.56

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	2Q25	3Q25	4Q25	FY2025	1Q26	2Q26	YTD 2Q26
	CMT Segment Metrics
(g)	Revenues (GAAP)		$885.0	$878.0	$871.5	$3,507.4	$845.4	$866.1	$1,711.5
	Foreign currency translation and Argentina hyperinflation impact[1]	(j)	(5.7)	(15.5)	(17.2)	(27.0)	(22.4)	(8.7)	(31.1)
	Revenues, constant currency, net of Argentina hyperinflation[1] (non-GAAP)		879.3	862.5	854.3	3,480.4	823.0	857.4	1,680.4
	Less Iraq revenues (GAAP)	(p)	(4.7)	(2.2)	(2.3)	(15.8)	(6.5)	(10.3)	(16.8)
	Adjusted revenues, excluding Iraq (non-GAAP)		$874.6	$860.3	$852.0	$3,464.6	$816.5	$847.1	$1,663.6
	Prior year revenues (GAAP)		$965.0	$932.2	$938.8	$3,798.0	$872.9	$885.0	$1,757.9
	Less prior year revenues from Iraq (GAAP)	(p)	(34.3)	(9.5)	(6.6)	(115.3)	(6.6)	(4.7)	(11.3)
	Adjusted prior year revenues, excluding Iraq (non-GAAP)		$930.7	$922.7	$932.2	$3,682.7	$866.3	$880.3	$1,746.6
	Revenues (GAAP) - YoY % change		(8)%	(6)%	(7)%	(8)%	(3)%	(2)%	(3)%
	Adjusted revenues (non-GAAP) - YoY % change		(9)%	(7)%	(9)%	(8)%	(6)%	(3)%	(4)%
	Adjusted revenues, excluding Iraq (non-GAAP) - YoY % change		(6)%	(7)%	(9)%	(6)%	(6)%	(4)%	(5)%

(h)	Cross-border principal, as reported ($- billions)		$26.7	$27.2	$27.7	$107.4	$27.0	$27.2	$54.2
	Foreign currency translation impact	(j)	(0.3)	(0.5)	(0.6)	(1.1)	(0.9)	(0.3)	(1.2)
	Cross-border principal, constant currency ($- billions)		$26.4	$26.7	$27.1	$106.3	$26.1	$26.9	$53.0
	Prior year cross-border principal, as reported ($- billions)		$25.9	$25.9	$26.5	$102.9	$25.8	$26.7	$52.5
	Cross-border principal, as reported - YoY % change		3%	5%	4%	4%	5%	2%	3%
	Cross-border principal, constant currency - YoY % change		2%	3%	2%	3%	1%	1%	1%

	CS Segment Metrics
(i)	Revenues (GAAP)		$141.1	$154.6	$136.9	$543.3	$137.3	$147.1	$284.4
	Foreign currency translation and Argentina hyperinflation impact[1]	(j)	1.9	0.4	13.1	(10.5)	9.8	11.2	21.0
	Revenues, constant currency, net of Argentina hyperinflation[1] (non-GAAP)		$143.0	$155.0	$150.0	$532.8	$147.1	$158.3	$305.4
	Prior year revenues (GAAP)		$101.4	$103.8	$119.4	$411.7	$110.7	$141.1	$251.8
	Revenues (GAAP) - YoY % change		39%	49%	15%	32%	24%	4%	13%
	Adjusted revenues (non-GAAP) - YoY % change		41%	49%	26%	29%	33%	12%	21%

[1] Beginning with the second quarter of 2025, the Company no longer adjusts for the estimated impact of Argentinian hyperinflation in its non-GAAP revenue results, as inflation in the country has moderated significantly - from over 200% in recent years to less than 50% since the second quarter of 2025.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

2026 Consolidated Outlook Metrics
	Notes	Range
Revenues (GAAP) - YoY % change		3%	5%
Foreign currency translation impact	(j)	1%	1%
Revenues, adjusted (non-GAAP) - YoY % change		4%	6%

		Range
Effective tax rate (GAAP)		20%	22%
Non-cash tax impacts of international reorganization	(r)	(7)%	(7)%
Other adjustments	(l), (m), (n), (q)	0%	0%
Effective tax rate, adjusted (non-GAAP)		13%	15%

Non-GAAP related notes:

(j)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. Constant currency results also reflect the impact of Argentina inflation, where indicated, due to its economy being hyperinflationary. The Company estimates Argentina inflation as the revenue growth not attributable to either transaction growth or the change in price (revenue divided by principal). Argentina inflation has historically had a more significant impact to revenues in the Company's Consumer Services segment, as proportionally, there are higher revenues generated from Argentina in the Company's Consumer Services segment, relative to its Consumer Money Transfer segment. Beginning with the second quarter of 2025, the Company no longer adjusts for the estimated impact of Argentinian hyperinflation in its non-GAAP revenue results, as inflation in the country has moderated significantly - from over 200% in recent years to less than 50% since the second quarter of 2025.
(k)
Adjusted earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for non-cash depreciation and amortization and stock-based compensation expenses, as well as other items that are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation. Adjusted EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effects of assets acquired in prior periods, and other items that are excluded from the Company's segment operating income results.
(l)
Represents the impact from expenses incurred in connection with the Company's acquisition activity, including for the review and closing of these transactions, and integration costs directly related to the Company's acquisitions, such as severance and consulting costs. The expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker (“CODM”) for purposes of performance assessment and resource allocation.
(m)
Represents the non-cash amortization of acquired intangible assets in connection with recent business acquisitions. The expenses are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results.
(n)
While the Company had previously made a decision to suspend its operations in Russia, in the third quarter of 2024, the Company decided to pursue either liquidating or selling the Russian assets. Amounts presented include the costs associated with operating the Russian entity which are no longer needed for the Company’s ongoing operations. These expenses have only been incurred in order to complete the liquidation or possible sale of the Russian assets. During 2025, the Company signed a definitive sale agreement, as amended, which is subject to regulatory approvals. Additionally, where indicated, the Company has excluded the impact of the foreign currency remeasurement of the Russian ruble because of the decision to liquidate or sell the Russian assets. These costs are not included in the measurement of segment operating income provided to the CODM for purposes of performance assessment and resource allocation.
(o)
In the third quarter of 2024, the Company entered into a settlement with the IRS regarding the Company’s 2017 and 2018 federal income tax returns. The Company is contesting the one remaining unagreed adjustment in the U.S. Tax Court and has fully reserved for this unagreed adjustment. In the third and fourth quarters of 2025, the Company recorded non-cash state tax benefits and interest accruals, both of which were associated with the previous federal tax settlement and are excluded from adjusted effective tax rate and adjusted earnings per share.
(p)
Represents revenues from transactions originated in Iraq. Beginning in March 2023, the Company experienced a significant increase in its business originating from Iraq. The Company believes this volume to have been the effect of policy changes by United States and Iraqi regulators. In July 2023, the United States Treasury and the Federal Reserve Bank of New York announced actions that banned 14 Iraqi banks, some of whom were the Company's agents, from conducting U.S. dollar transactions. Additionally, in October 2023, the Central Bank of Iraq suspended the Company's largest agent in the country, although that agent was later reinstated and resumed offering the Company's services. The effect of fluctuations between the Iraqi dinar and United States dollar on reported revenues was not significant for these periods. Because of the significant volatility in revenues and disruptions in offering the Company's services in the country, management believes that revenue measures that exclude the Iraq revenues provide better consistency and comparability to prior periods and assist in understanding trends in the Company’s ongoing revenues.
(q)
Represents severance costs not related to acquisition, separation, and integration activities, which have been excluded from the segments as management excludes severance in making operating decisions, including allocating resources to the Company's segments. Management excludes severance costs in its measurement of non-GAAP profitability to focus on those factors it believes to be most relevant to the Company’s operations.
(r)
In the fourth quarter of 2024, the Company reorganized the international operations of its business to realign and consolidate the Company's international activities. The Company recognized deferred tax assets, net of valuation allowance, associated with this reorganization, including deferred tax assets from the step-up in tax basis associated with the reorganization. The Company has excluded the non-cash recognition of the deferred tax assets associated with this reorganization because of the significance of this recognition on its reported results. The Company has also removed the non-cash reversal of these deferred tax assets from its adjusted net income, adjusted effective tax rate, adjusted earnings per share, and adjusted earnings per share outlook.

Other notes:

(aa)
Geographic split for transactions and revenue, including transactions initiated digitally, is determined entirely based upon the region where the money transfer is initiated.
(bb)
Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer Money Transfer segment.
(cc)
Represents the Europe and the Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer Money Transfer segment.
(dd)
Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer Money Transfer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.
(ee)
Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer Money Transfer segment, including Mexico.
(ff)
Represents the Asia Pacific (“APAC”) region of the Company’s Consumer Money Transfer segment.
(gg)
Represents transactions marketed under the Company’s brands and initiated through its or its third-party digital partners’ websites and mobile applications (“Branded Digital”). The Company excludes transactions and revenues generated from Iraq websites and mobile applications from the definition of Branded Digital, given the significant volatility in that business and disruptions in offering services in the country.